SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 29, 2003

                           GREAT PEE DEE BANCORP, INC.
               (Exact Name of Registrant as Specified in Charter)

            Delaware                 000-23521                     562050592
(State or Other Jurisdiction)   (Commission File No.)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)


515 Market Street, Cheraw, South Carolina                               29520
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:  (843) 537-7656



                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 5   Other Events

         Great Pee Dee Bancorp, Inc. (the "Registrant") is filing this Current Report on Form 8-K to correct shareholders' equity at June 30, 2003 as previously reported in an attachment to the earnings press release dated July 22, 2003.

         As corrected, shareholders' equity at June 30, 2003 was $26,043,000, rather than $25,690,000. Shareholders' equity per share was $14.76, rather than $14.58. Net income for the year ended June 30, 2003, remains unchanged at $1.4 million.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

         None.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           GREAT PEE DEE BANCORP, INC.



DATE: July 29, 2003                     By: \s\ Herbert W. Watts
                                           -------------------------------------
                                           Herbert W. Watts
                                           President and Chief Executive Officer